UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:       October 16, 2015

Micropac Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-5109	75-225149
(State or other jurisdiction	(Commission File Number)	(IRS employer
of incorporation)		Identification No.)

905 East Walnut Street, Garland, Texas	75040
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:                   (972) 272-3571

 N/A
(Former name or former address, if changed since last report)

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The board of directors elected Ms. Christine Dittrich, 63, as a director to the board.

Ms. Christine Dittrich is a retired industry executive with a broad base of experience in general management, engineering management, and product development.  Ms. Dittrich was an Executive Vice President of Raytheon Systems Company and the General Manager of the Sensor and Electronic Systems segment. Before working for Raytheon, Ms. Dittrich was a Senior Vice President of Texas Instruments (TI) Systems Group, a Malcolm Baldrige Quality Award winner, and the General Manager of the Electronic Systems Division.

Ms. Dittrich is also active in community service and is currently serving on Cancer Care Services board of directors in Fort Worth, a nonprofit organization supporting underserved cancer patients, which she chaired in 2014.

Ms. Dittrich received a Bachelor of Science degree in mathematics from the University of Houston and a Master of Business Administration from the University of Dallas.

Mr. Mark King, Chairman and CEO of Micropac stated: “We are very excited and privileged to have Ms. Dittrich join our board. Her experience and business knowledge will serve Micropac well.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated 10/16/2015	MICROPAC INDUSTRIES, INC.
(Registrant)

	By:	/s/ Mark W. King
(Signature)
Mark W. King
Chief Executive Officer